Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Albertsons Savings and Retirement Estates, Plan Administrator

Albertsons Savings and Retirement Estates Plan:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-82161 and 333-87773) on Form S-8 of SUPERVALU INC. of our report dated June 29, 2007 with respect to the statement of net assets available for benefits of Albertsons Savings and Retirement Estates Plan, as of December 31, 2006 and the related statement of changes in net assets available for benefits for the year then ended, and related supplemental schedule H, line 4i – schedule of assets (held at end of year), which report appears in the December 31, 2006 annual report on Form 11-K of Albertsons Savings and Retirement Estates Plan.

/s/ KPMG LLP

Boise, Idaho

June 29, 2007

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-82161 and 333-87773 of SUPERVALU INC. on Form S-8 of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of Albertsons Savings and Retirement Estates for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho

June 29, 2007